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As filed with the Securities and Exchange Commission on May 24, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

EQUITY MARKETING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3534145 (I.R.S. Employer Identification No.)

6330 San Vicente Boulevard
Los Angeles, California 90048
(323) 932-4300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Equity Marketing, Inc. 2000 Stock Option Plan
(Full title of the plan)

Leland P. Smith
Senior Vice President, General Counsel and Secretary
Equity Marketing, Inc.
6330 San Vicente Boulevard
Los Angeles, California 90048
(323) 932-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul G. Lane, Esq.
Riordan & McKinzie
300 S. Grand Avenue, 29th Floor
Los Angeles, California 90071-3109
(213) 629-4824

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 par value per share	750,000 shares	$13.97	$10,477,500	$963.93

(1)
750,000 shares of the registrant's Common Stock were previously registered pursuant to the registrant's Registration Statement on Form S-8 (Registration No. 333-45414), filed with the Securities and Exchange Commission on September 8, 2000.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of registrant's Common Stock on May 21, 2002, as reported on the Nasdaq National Market.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        On February 21, 2002, the Board of Directors of Equity Marketing, Inc. (the "Company") approved an increase in the number of shares of common stock reserved for issuance under the Company's 2000 Stock Option Plan by 750,000 shares. Pursuant to General Instruction E to Form S-8, regarding the registration of additional shares, the Company hereby incorporates herein by reference the contents of the registration statement on Form S-8 of the Company (Registration No. 333-45414), filed with the Securities and Exchange Commission on September 8, 2000, with respect to the Company's 2000 Stock Option Plan. This registration statement registers additional securities of the same class as the securities registered by such prior registration statement, and the securities registered hereby will be issued pursuant to the Company's 2000 Stock Option Plan.

        The following documents which have been filed by the Company with the Securities and Exchange Commission, as noted below, are incorporated by reference into this registration statement:

  (1)
  The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2001;

  (2)
  The Notice of Annual Meeting and Proxy Statement of the Company dated April 12, 2002;

  (3)
  The Quarterly Report of the Company on Form 10-Q dated March 31, 2002;

  (4)
  The Current Reports of the Company on Form 8-K dated March 1, 2002, March 18, 2002 and April 25, 2002; and

  (5)
  The description of the Company's common stock contained in the Registration Statement of the Company on Form 8-A filed on October 26, 1993 (Registration No. 000-22878).

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 5. Interests of Named Experts and Counsel.

        Certain legal matters with respect to the validity of the Company's common stock being registered hereby have been passed upon for the Company by Leland P. Smith, General Counsel of the Company.

Item 8. Exhibits.

5.1	Opinion of Leland P. Smith, General Counsel, Equity Marketing, Inc.
23.1	Consent of Leland P. Smith, General Counsel, Equity Marketing, Inc. (included in Exhibit 5.1).
23.2	Consent of Arthur Andersen LLP.
24.1	Powers of Attorney (included on page II-2).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on May 24, 2002.

EQUITY MARKETING, INC.

By:	/s/ DONALD A. KURZ
Donald A. Kurz Chairman of the Board and Chief Executive Officer

POWERS OF ATTORNEY

        We, the undersigned directors and officers of Equity Marketing, Inc. do hereby severally constitute and appoint Donald A. Kurz, Leland P. Smith and Lawrence J. Madden, and each of them, our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD A. KURZ Donald A. Kurz	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 24, 2002
/s/ LAWRENCE J. MADDEN Lawrence J. Madden	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2002
/s/ SANFORD R. CLIMAN Sanford R. Climan	Director	May 24, 2002
/s/ JEFFREY S. DEUTSCHMAN Jeffrey S. Deutschman	Director	May 24, 2002

/s/ JONATHAN D. KAUFELT Jonathan D. Kaufelt	Director	May 24, 2002
/s/ ALFRED E. OSBORNE, JR. Alfred E. Osborne, Jr.	Director	May 24, 2002
/s/ BRUCE RABEN Bruce Raben	Director	May 24, 2002

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Leland P. Smith, General Counsel, Equity Marketing, Inc.
23.1	Consent of Leland P. Smith, General Counsel, Equity Marketing, Inc. (included in Exhibit 5.1).
23.2	Consent of Arthur Andersen LLP.
24.1	Powers of Attorney (included on page II-2).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS